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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 16, 1998


                             MERIS LABORATORIES, INC.
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            (Exact name of registrant as specified in its charter)



                                   California
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         (State or other jurisdiction of incorporation or organization)


         0-19360                                   77-0274078
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  (Commission file number)              (I.R.S. Employer Identification No.)



   1075 East Brokaw Road, San Jose, California                    95131
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  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  408-453-8093



                               Not Applicable
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      (Former name or former address, if changed since last report)







                                      1

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Item 5.    Other Events

Meris Laboratories Inc. (the "Registrant"), a debtor in a Chapter 11 bankruptcy case pending in the United States District Court for the Central District of California, announced that it has signed a definitive agreement for Unilab Corporation, a Delaware corporation ("Unilab"), to acquire substantially all of the assets (including the customer list) of the Registrant.

The purchase price consists a convertible subordinated note for $14,000,000 ("the Note") and $2,520,000 in liabilities payable to the Registrant in equal installments over 72 months. The Note has an 8-year term with a $3.00 per share conversion price, and bears a 7.5% per annum interest rate. In addition to the customer list, Unilab will acquire substantially all of the assets of the Registrant and assume certain liabilities. The purchase price is subject to certain adjustments.

Completion of this transaction is conditioned upon approval of the Bankruptcy Court and other customary closing conditions. The agreement obligates the Registrant to pay a substantial break-up fee to Unilab in the event the Unilab acquisition is not approved and a sale to another buyer is approved.

The Registrant previously announced that it had filed to reorganize under Chapter 11 of the Bankruptcy Code. As set forth in the Registrant's publicly available Schedules of Assets and Liabilities filed in the bankruptcy case, the Registrant's indebtedness to its creditors exceeds the value of its assets.
The proceeds anticipated from the asset sale announced with Unilab are less than the Registrant's indebtedness. If a sale is approved by the Bankruptcy Court and consummated, the Registrant expects to file a plan of reorganization under which it will distribute all of the net proceeds of the sale to its creditors, subject only to the satisfaction of certain administrative and other priority liabilities. It is unlikely that holders of the Registrant's common stock will receive any proceeds in the reorganization.

The statements in this Form 8-K that are not historical facts may be deemed to be forward-looking statements. Each of the above forward-looking statements is subject to change based on various risks and uncertainties, including without limitation, actions by the Bankruptcy Court, the claims of the Registrant's creditors and competing bids brought by third parties that could cause the outcome to be materially different from that stated.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      MERIS LABORATORIES, INC.


                          By:         /s/ Philip A. Tremonti
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                                      Philip A. Tremonti
                                      President, Chief Executive Officer
                                      and Chief Financial Officer
Date: September 18, 1998